Exhibit 10.2
United States Department of Agriculture
Rural Development
November 7, 2005
Mr. Gary Edelman, President
205 S. 8th Street
Sabetha, KS 66534

SUBJECT:	NEK-SEN Energy Partners
Value-Added Producer Grant (VAPG)
Dear Mr. Edelman:
This is to notify you that grant funds in the amount of $100,000.00 have been reserved for the above subject project.
In accordance with our Letter of conditions dated October 12, 2005, the funding period of this grant will begin on November 7, 2005 and will conclude within 365 days of the starting date. You may charge to the grant only allowable costs resulting from obligations incurred during the funding period.
Attached for your records is a signed copy of Form RD 1940-1, “Request for Obligation of Funds”.
If we may be of further service, please feel free to contact our office.
Sincerely,
/s/ Gary L. Smith
GARY L. SMITH
Director, Business and Community Programs
Attachment A/S

cc:	William D. Moore, Area Director, USDA Rural Development, Manhattan, KS
GLSmith:jw
1303 SW First American Plan • Suite 100 • Topeka, KS 66604
(785) 271-2730 • Fax (785) 271-2771 • TTY (785) 271-2767 • www.rurdev.usda.gov/ks
Committed to the future of rural communities
“USDA is an equal opportunity employer and lender”

United States Department of Agriculture
Rural Development
October 12, 2005
NEK-SEN Energy Partners
Attn: Gary Edelman
205 S. 8th Street, Suite #2
Sabetha, KS 66534

Re:	Letter of Conditions
Dear Mr. Edelman:
We are pleased to inform you that your proposal for a fiscal year 2005 Value-Added Producer Grant (VAPG) has been selected for funding. This letter establishes conditions which must be understood and agreed to by you before further consideration may be given to your VAPG application. The State and Area staff of the United States Department of Agriculture, Rural Development, will administer the grant on behalf of the Rural Business-Cooperative Service (RBS).
The docket may be completed on the basis of a grant not to exceed $100,000. The project must be started by January 1, 2006 and be completed by December 31, 2006.
Please complete and sign the enclosed Form RD 1942-46, “Letter of Intent to Meet Conditions” and Form RD 1940-1, “Request for Obligation of Funds” if you desire that further consideration be given your application. If the conditions set forth in this letter are not met within 90 days from the day hereof, RBS reserves the right to discontinue the processing of your application.
The grant will be considered approved on the date a signed (by Rural Development) copy of Form RD 1940-1, “Request for Obligation of Funds” is mailed to you.
1. Project Funding
NEK-SEN Energy Partners (Grantee) may use grant and matching funds to develop a final infrastructure assessment and access plan, a business plan, marketing plan, risk management plan, pro forma financial statements, and application for securities registration and review in Kansas, Nebraska and Federal government.
1303 SW First American Plan • Suite 100 • Topeka, KS 66604
(785) 271-2730 • Fax (785) 271-2771 • TTY (785) 271-2767 • www.rurdev.usda.gov/ks
Committed to the future of rural communities
Rural Development is an Equal Opportunity Lender, Provider, and Employer. Complaints of discrimination should be send to
USDA, Director, Office of Civil Rights, Washington, D.C. 20250-9410

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The amount of grant funds expended cannot exceed $100,000. Grantee will match grant funding with an amount equal to or greater than $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur unitl the date the grant begins.
2. Availability of Funds
The funding period of this grant will begin on the date the grant has been obligated and will conclude within 365 days of the starting date. The Grantee may charge to the grant only allowable costs resulting from obligations incurred during the funding period.
3. Value-Added Produce Grant Agreement
By signing the Value-Added Producer Grant Agreement, NEK-SEN Energy Partners agrees with all the terms and conditions contained in that agreement including those on fund disbursement and reporting requirements. These terms and conditions are incorporated into this letter by reference.
4. Scope of Work
Any changes in project costs, source of funds, scope of services, or any other significant changes in the project or applicant must be reported to and approved by Rural Development by written amendment of this letter. Any changes not approved by Rural Development shall be cause for terminating the grant.
5. Insurance and Bonding
The Grantee shall provide satisfactory evidence to USDA, Rural Development that bonding or insurance for the amount of the grant covers all officers and employees of the grantee’s organization authorized to receive or disburse Federal funds.
6. Program Income
If program income is earned during the time period of the grant, it may be used to replace other sources of matching funds if prior approval is received from the Agency. Program income that is not used as matching funds for the grant project must first be added to the total project costs and used to further eligible project or program objectives. Program income earned in excess of funds that can be used for matching funds or eligible expenses must be deducted from the total project or program allowable cost and will result in a reduction of the Federal share. Costs incident to the generation of program income may be deducted from gross income to determine program income, provided these costs not been charged to the award.
7. Legal Entity
Provide information that the applicant is a legally incorporated entity that is eligible for grant funds. For all organizations, a copy of current articles of incorporation, bylaws, and a current

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certificate of good standing from the Kansas Secretary of State are to be furnished. The Board of Directors shall provide a resolution showing that the entity is duly incorporated, has continued legal existence, and has the legal capacity and authority to administer the grant funds as proposed.
8. Executions
Before a grant can be obligated, the Grantee must:
•	Provide a Resolution of Authority (signature authority of execution of Letter of Intent to Meet Conditions, Request for Obligations, etc.)

•	Certify to Rural Development that at lest 51 percent of the outstanding interest in the project has membership or is owned by those who are either citizens of the United States or reside in the United States after being legally admitted for permanent residence.

•	Certify to Rural Development that Grantee is in compliance with and will continue to comply with all applicable laws, regulations, Executive Order and other generally applicable requirements, including those contained in 7 CFR part 4284 and 7 CFR parts 3015, 3016, 3017, 3018, 3019 and 3052 in effect on the date of grant approval, and the approved letter of conditions.

•	Execute Form AD-1047, “Certification Regarding Debarment, Suspension, and Other Responsibility Matters-Primary Covered Transactions,” to certify that your organization is not debarred or suspended from Government assistance.

•	Execute Form AD-1049, “Certification Regarding a Drug-Free Workplace Requirements (Grants)” to certify you will provide a drug-free awareness program for employees.

•	Execute From RD 400-1, “Equal Opportunity Agreement” and Form RD 400-4, “Assurance Agreement.”
9. Prior to Release of Funds
•	Obtain a certification on Form AD-1048, “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transactions,” from anyone you do business with as a result of this Government assistance.

•	If any proposed matching funds will be provided in cash by the applicant, provide an updated bank statement or letter verifying a line of credit dated within 30 calendar days of the expected start date of the grant period.

•	Provide all letters of support referenced in the application.

•	Provide a work plan and budget that includes a detailed breakdown of estimated costs (both grant and matching) associated with each task, the personnel assigned to complete each task, and the time frame for each task. The work plan and budget must include only eligible expenses and meet the Agency’s approval.

•	Provide information proving that the number and individuals identified as owner-producers in the application are correct.

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•	Provide information verifying the amount of gross sales identified in the application.
10. Payment
The Grantee shall request reimbursement of grant funds, but not more frequently than once every 30 days, by using Standard Form 270, “Request for Advance or Reimbursement.” The Grantee must ensure that matching funds are spent at a rate equal to or in advance of grant funds. Receipts, hourly wage rate, personnel payroll records, or other documentation, as determined by the Agency, must be provided with the request to justify the amount.
11. Audit
The project will be audited by a Certified Public Accountant in accordance with Generally Accepted Government Auditing Standards (GAGAS). This audit will be limited-scope audit focused only on the expenditure of grant and matching funds. Rural Development is to receive a copy of this audit.
12. Reports and Record Keeping
•	Standard Form 269A, “Financial Status Report” and lists of expenditures according to agreed upon budget categories on a semi-annual basis. Semi-annual reporting periods end each March 31 and September 30. Reports are due 30 days after the reporting period ends. The final financial status report is due within 90 calendar days after the expiration or termination of the grant.

•	Semi-annual performance reports which compare accomplishments to the objectives of the grant are due 30 days after the reporting period ends. The final performance report is due within 90 calendar days after the expiration or termination of the grant. If funds were awarded for planning activities and the planning shows positive results, the grantee must provide the projections on the number of jobs to be created and the increases in revenues and customer base. This will only be required on the final report.

•	Upon completion of each task outlined in the proposal, deliver the results of the study or activity to this office.

•	Collect and maintain data on race, sex, and national origin of your membership and ownership.

•	Retain financial records, supporting documents, statistical records, and all other records pertinent to the grant for a period of at least 3 years after grant closing or the initial cash advance, whichever is later.
13. Site Visits
The Grantee will allow the Grantor to conduct site visits as needed for monitoring the Grantee’s progress and auditing the Grantee’s financial records related to the performance under the Grant Agreement. Failure to allow the Grantor to conduct site visits shall be grounds for terminating the grant.

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14. Financial Management System:
Your financial management system must be in accordance with 7 CFR 3019, sections 3019.20, 3019.21, 3019.52 and 3019.53.
If you have any questions concerning the conditions set forth above, please contact F. Martin Fee at (785) 271-2744.
Sincerely,
/s/Gary L. Smith
GARY L. SMITH
Director, Business and Community Programs

Enclosures:	Form RD 1942-46
Form RD 1940-1 along with Attachment
Resolution
Value-Added Producer Grant Agreement
Value-Added Producer Grant Certifications
Interview With Applicant Concerning Relatives Employed by USDA
Form AD-1047
Form AD-1049
Form RD 400-1
Form RD 400-4
RD Instruction 1940-Q, Exhibit A-1
Form AD-1048
SF-3881

cc:	Bobbie Purcell, Deputy Administrator, Cooperative Services, Washington, D.C.

UNITED STATES DEPARTMENT OF AGRICULTURE
RURAL BUSINESS-COOPERATIVE SERVICE
VALUE-ADDED PRODUCER GRANT AGREEMENT
This Grant Agreement (Agreement) dated October 21, 2005, between NEK-SEN Energy Partners (Grantee), and the United States of America, acting through the Rural Business-Cooperative Service of the Department of Agriculture (Grantor), for $100,000 in grant funds under the VAPG program, delineates the agreement of the parties.
NOW, THEREFORE, in consideration of the grant;
The parties agree that all the terms and provisions of the VAPG NOSA and application submitted by the Grantee for this VAPG grant, including any attachments or amendments, are incorporated and included as part of this Agreement. Any changes to these documents or this Agreement must be approved in writing by the Grantor.
The Grantor agrees to make available to the Grantee for the purpose of this Agreement funds in an amount not to exceed the Grant funds, subject to the terms and conditions of this Agreement.
As a condition of the Agreement, the Grantee certifies that at least 51 percent of the outstanding interest in the project has membership or is owned by those who are either citizens of the United States or reside in the United States after being legally admitted for permanent residence.
As a condition of the Agreement, the Grantee certifies that it is in compliance with and will comply in the course of the Agreement with all applicable laws, regulations, Executive Orders, and other generally applicable requirements, including those contained in 7 CFR 3015, 7 CFR 3019, 7 CFR 4284, subparts A and J, and the VAPG NOSA, which are incorporated into this agreement by reference, and such other statutory provisions as are specifically contained herein. The Grantee will comply with title VI of the Civil Rights Act of 1964, section 504 of the Rehabilitation Act of 1973, the Age Discrimination Act of 1975, the Americans with Disabilities Act, Executive Order 12898, and Executive Order 12250.
As a condition of the Agreement, the Grantee certifies that its management has read and understands the requirements of 7 CFR 3015, “Uniform Federal Assistance Regulations,” 7 CFR 3017, “Government wide Debarment and Suspension Nonprocurement,” 7 CFR 3018, Restrictions on Lobbying,” 7 CFR part 3019, “Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Learning,” and 7 CFR part 4284, subparts A and J.
NOW, THEREFORE, the parties do hereby agree as follows:
1. Grant
A. The total amount of grant funds payable to the Grantee by the Grantor shall not exceed $100,000 (Grant). Any unexpended Grant funds remaining at the time of project completion or termination of the Agreement shall be returned to the Grantor within 30 calendar days from the date of project completion or termination of the Agreement.

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B. Grantee will match Grant funding with an amount equal to or grater than $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur until the date the grant begins.
C. The funding period of this grant will being on the date the Agreement has been signed by both parties and will conclude within 365 days of the starting date, but no later than December 31, 2006. The Grantee may charge to the grant only allowable costs resulting from obligations incurred during the funding period.
D. The Grantee shall use Grant funds and matching funds only for the purposes and activities specified in detail in EXHIBIT A, entitled “GRANT WORK PLAN AND BUDGET” which is attached hereto and incorporated herein. Any uses not provided for in EXHIBIT A must be approved in writing by the Grantor in advance of expenditure of the Grantee.
2. Financial Management
A. The Grantee shall relate financial data to performance data and develop unit cost information whenever practical.
B. The Grantee shall maintain a financial management system in accordance with 7 CFR 3019.21.
C. Payment shall be made in accordance with 7 CFR 3019.22. If the Grantee cannot maintain a financial management system in accordance with 7 CFR 3019.21 or if Grantee fails to satisfactorily meet any other conditions set forth in this Agreement, the Grantee may be paid on a reimbursement basis, a the discretion of the Grantor.
i. If payment is to be made by advance, the Grantee shall request advance payment, but not more frequently than one every 30 days, of grant funds by using Standard Form 270, “Request for Advance or Reimbursement.” Receipts, hourly wage rate, personnel payroll records, or other documentation must be provided upon request from the Agency.
ii. If payment is to be made by reimbursement, the Grantee shall request reimbursement of grant funds, but no more frequently than one every 30 days, by using Standard Form 270, “Request for Advance or Reimbursement.” Receipts, hourly wage rate, personnel payroll records, or other documentation, as determined by the Agency, must be provided with the request to justify the amount.
D. If program income is earned during the time period of the grant, it may be used to replace other sources of matching funds if prior approval is received from the Agency. Program income that is not used as matching funds for the grant project must first be added to the total project costs and used to further eligible project or program objectives. Program income earned in excess of funds that can be used for matching funds or eligible expenses must be deducted from the total project or program allowable cost and will result in a reduction of the Federal share. Costs incident to the generation of program income may be deducted from gross income to determine program income, provided these costs have not been charged to the award.

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E. The Grantee shall provide satisfactory evidence to the Grantor that the Grantee has complied with the bonding or insurance requirements specified by EXHIBIT B, “BONDING COVERAGE,” which is attached hereto and incorporated herein.
F. The Grantee is subject to the audit requirements specified in EXHIBIT C, “AUDIT REQUIREMENTS,” which is attached hereto and incorporated herein.
3. Property Standards
The Grantee must adhere to the property standards outlined in 7 CFR 3019.31 through 3019.37.
4. Procurement Standards
The Grantee must adhere to the procurement standards outlined in 7 CFR 3019.41 through 3019.48.
5. Reports
The Grantee shall submit financial and project performance reports satisfactory to the Grantor in accordance with EXHIBIT D, entitled “REPORTING REQUIREMENTS,” which is attached hereto and incorporated herein.
6. Site Visits
The Grantee will allow the Grantor to conduct site visits as needed for monitoring the Grantee’s progress and auditing the Grantee’s financial records related to the performance under the Agreement. Failure to allow the Grantor to conduct site visits shall be grounds for terminating the grant.
7. Records
The Grantee shall retain and provide access to records as required by 7 CFR 3019.53.
8. Termination
The award that is the subject of this Agreement shall only be terminated in accordance with 7 CFR 3019.61.
9. Enforcement
The terms and conditions of this award will be enforced using the provisions of 7 CFR 3019.62.
10. Other Conditions
If the Grantee is a farmer or rancher cooperative, the Grantee’s Board of Directors must take director training on cooperative governance and the responsibilities of cooperative directors during the time period of the Grant. Members on the Board of Directors that have taken this training previously can certify, in writing, to the Grantor the specifics of the training and when it

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was completed. Any new members or members who have not completed the training previously must complete the training as approved by the Grantor.
IN WITNESS WHEREOF, Grantee has this day authorized and caused this Agreement to be signed it its name and its corporate seal to be hereunto affixed and attested by its duly authorized officers thereunto, and the Grantor has caused this Agreement to be duly executed on its behalf by:
Grantor
UNITED STATES OF AMERICA
RURAL BUSINESS-COOPERATIVE SERVICE

Signature	Date

GARY L. SMITH

Name

Director, Business and Community Programs

Title

Grantee

NEK-SEN Energy Partners

/s/Gary D. Edelman	October 21, 2005

Signature	Date

Gary D. Edelman

Name

President

Title

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